Exhibit 10.1

DIGIRAD CORPORATION

AMENDMENT TO EMPLOYMENT AGREEMENT

This second amendment (the “Second Amendment”) is made by and between Todd P. Clyde (“Executive”) and Digirad Corporation, a Delaware corporation (the “Company”) (collectively, the “Parties”) on March 8, 2013.

WHEREAS, the Parties previously entered into an employment agreement dated October 30, 2008 (the “Employment Agreement”);

WHEREAS, the Parties previously amended the Employment Agreement, effective December 31, 2010 (the “First Amendment”);

WHEREAS, the Company and Executive wish to further amend certain provisions of the Employment Agreement in order to provided for a transition period prior to Executive’s separation from the Company; and

WHEREAS, Executive’s employment with the Company will terminate effective July 1, 2013 (the “Termination Date”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Executive and the Company agree that the Agreement is hereby amended as follows:

1. Title/Responsibilities.  Section 1.1 of the Employment Agreement is hereby amended and superseded as follows:

“1.1     Titles/Responsibilities.  Executive shall serve as Chief Executive Officer of Digirad Corporation.  Executive shall do and perform all services, acts, or responsibilities necessary or advisable to carry out the job duties of Chief Executive Officer of Digirad Corporation, as assigned by the Company’s Board of Directors, including but not limited to the services necessary to assist with the restructuring the diagnostic imaging business and to support the Company’s new President.  At all times during his employment, Executive shall continue to be subject to the direction and policies of the Company as established by the Board of Directors.  Executive agrees that he will not stand for re-election to the Company’s Board of Directors at the 2013 Annual Meeting of the Board of Directors.”

2. Term of Employment.  Section 2.1 of the Employment Agreement is hereby amended and superseded as follows:

“2.1     Employment At Will.  Executive’s employment is at will, and not for any specific term.  Executive’s employment may be terminated by Executive or by the Company at any time for any reason, with or without cause or notice, and without liability of any kind other than as specifically set forth below.  Notwithstanding the foregoing, and without limiting either Parties’ right to terminate the employment relationship at will, the Parties anticipate that Executive will continue providing services from the Effective Date of this Second Amendment through the Termination Date (the “Transition Period”).”

3. Compensation.  Section 3.1 of the Employment Agreement is hereby amended and superseded as follows:

“3.1     Base Salary.  Beginning on the Effective Date of this Second Amendment, and throughout the Transition Period, the Company shall continue to pay Executive’s base salary of Three Hundred Thirty-Five Thousand Dollars ($335,000) per year (the “Base Salary”), less applicable withholdings, payable every two weeks in accordance with the Company’s normal payroll practices for Executives.”

4. Other Compensation.  Section 3.3.1 of the Employment Agreement is hereby amended and superseded as follows:

“3.3.1     Performance Bonus.  Executive shall be eligible to receive a performance bonus during the Transition Period, conditioned upon achievement of certain corporate performance milestones as well as performance milestones personal to Executive, all to be established and determined by the Company’s Board of Directors after discussion and consultant with Executive.  Such corporate performance milestones and personal performance milestones shall be communicated to Executive within fourteen (14) days of the Effective Date of this Second Amendment.  The Board of Directors or Compensation Committee, as applicable, shall, in their respective sole reasonable discretion, determine whether such performance milestones have been attained.  Provided that Executive remains employed by the Company up to and including the Termination Date or is terminated prior to Termination Date other than for Cause, Executive shall be eligible to receive a bonus of Sixty-Seven Thousand Dollars ($67,000), less applicable withholdings.  Executive’s bonus under this Section 3.3.1 shall be paid to Executive within ten (10) days of the Termination Date.

5. Other Compensation.  Section 3.3.4 of the Employment Agreement is hereby amended and superseded as follows:

“3.3.4     Expense Reimbursement.  The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement, which conform to the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses pursuant to Company policy.  In addition, the Company agrees to reimburse Executive for any legal fees associated with review by his counsel of this Second Amendment and, up to a maximum of Seven Thousand Five Hundred Dollars ($7,500), provided that Executive timely reports and documents such expenses pursuant to the Company’s standard expense reimbursement policy.”

6. Termination.  The entirety of Section 4 of the Employment Agreement, as amended by the First Amendment, is hereby amended and superseded as follows:

“4.     Termination.  Either Party may terminate the employment relationship at any time, with or without cause or for any or no cause, and with or without notice.  Provided that Executive remains employed through the Termination Date, or in the event Executive’s employment is terminated by the Company without Cause (as defined herein) prior to the Termination Date, Executive shall be entitled to receive the following severance benefits upon his separation from service:

4.1.  Severance Payment.  Severance payments equal to eighteen (18) months of Executive’s annual Base Salary, for a total of Five Hundred Two Thousand Five Hundred Dollars ($502,500.00), less applicable withholdings.  Upon Executive’s separation from service, such severance payment shall be paid at the rate of Twenty-Seven Thousand Nine Hundred Sixteen Dollars and Sixty-Seven Cents ($27,916.67) per month, less applicable withholding, from the first regular payroll date following the effective date of the Release (as defined in Section 4.3) until December 31, 2013, in accordance with the Company’s regular payroll practices.  The amount of unpaid severance remaining as of January 1, 2014 shall be paid to Executive in a lump sum on January 2, 2014, less applicable withholdings; and

4.2.  COBRA. Reimbursement by the Company for the cost of premiums, for Executive in accordance with the companies policies for group health insurance continuation coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for up to eighteen (18) months following Executive’s termination of employment (the “COBRA Premium Reimbursement”), provided that (a) Executive and Executive’s covered dependents timely elect and remain eligible for continued coverage under COBRA and (b) such COBRA Premium Reimbursement does not result in excise tax penalties for the Company under applicable laws (including, without limitation, Section 2716 of the Public Health Service Act)  In the event the condition set forth in part (b) of the preceding sentence is triggered, Company shall pay Executive each month, in lieu of the COBRA Premium Reimbursement, an amount equal to 125% of the amount that would have been payable to Executive per month for the COBRA Premium Reimbursement for the remainder of the eighteen (18) month period as set forth in the first sentence of this Section 4.2.

4.3  Conditions to Receipt of Severance.  The receipt of any severance pursuant to Section 4 will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably similar to the form release attached hereto as Exhibit A (the “Release”) and provided that such Release becomes effective and irrevocable no later than sixty (60) days following the termination date  (such deadline, the “Release Deadline”).  If the Release does not become effective by the Release Deadline, Executive will forfeit any rights to severance or benefits under this Agreement.  Executive’s receipt of any payments or benefits under Section 4 will further be subject to Executive continued compliance with the terms of any Employee Proprietary Information and Inventions Assignment Agreement, or similar agreement executed between Executive and the Company.  In no event will severance payments or benefits be paid or provided until the Release becomes effective and irrevocable. Executive shall not be under any obligation to mitigate the Company’s obligation by securing other employment or otherwise.

4.4  Any severance payments or benefits under this Second Amendment that would be considered Deferred Compensation Severance Benefits will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service.  Any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments shall be made as provided in this Second Amendment.

4.5  For purposes of this Second Amendment, “Cause” is defined as (i) an act of material dishonesty made by Executive in connection with Executive’s responsibilities as an employee, (ii) Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Executive’s gross misconduct, (iv) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; or (v) Executive’s willful breach of any obligations under any written agreement or covenant with the Company.”

7. Full Force and Effect.  To the extent not expressly amended hereby, the Employment Agreement shall remain in full force and effect, as modified by the First Amendment thereto.

8. Entire Agreement.  This Second Amendment, the First Amendment, and the Employment Agreement constitute the complete and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.  This Second Amendment may be amended only by mutual written agreement of the Parties.

9. Counterparts.  This Second Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

10. Governing Law.  This Second Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

11. Effective Date.  This Second Amendment will be effective on the date it is signed by both Parties (the “Effective Date”).

IN WITNESS WHEREOF, each of the Parties have executed this Second Amendment as of the date below.

DIGIRAD CORPORATION

Dated: March 8, 2013	By: /s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein
Chairman

TODD P. CLYDE

Dated: March 8, 2013	/s/ Todd P. Clyde

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Todd P. Clyde (“Employee”) and Digirad Corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an [Click And Type Title of Confidentiality Agreement] with the Company on [Click And Type Date] (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into a Stock Option Agreement, dated [Click And Type Date], granting Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s [Click And Type Year] Stock Option Plan and the Stock Option Agreement (collectively the “Stock Agreements”);

WHEREAS, the Company and Employee have entered into a Restricted Stock Purchase Agreement, dated [Click And Type Date], granting Employee the right to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s [Click And Type Year] Stock Plan and the Restricted Stock Purchase Agreement (collectively the “Stock Agreements”), and further subject to the Company’s option to repurchase the restricted stock, as set forth in the Restricted Stock Purchase Agreement (the “Repurchase Option”);

WHEREAS, Employee separated from employment with the Company effective [Click And Type Date] (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration.

a. Payment.  The Company agrees to pay Employee a total of Five Hundred Two Thousand Five Hundred Dollars ($502,500.00), less applicable withholdings.  Beginning on the Separation Date, such severance payment shall be paid at the rate of Twenty-Seven Thousand Nine Hundred Sixteen Dollars and Sixty-Seven Cents ($27,916.67) per month, less applicable withholding, from the first regular payroll date following the Effective Date of this Agreement until December 31, 2013, in accordance with the Company’s regular payroll practices.  The amount of unpaid severance remaining as of January 1, 2014 shall be paid to Executive in a lump sum on January 2, 2014, less applicable withholdings.

Employee further specifically acknowledges and agrees that the consideration provided to him hereunder fully satisfies any obligation that the Company had to pay Employee wages or any other compensation for any of the services that Employee rendered to the Company, that the amount paid is in excess of any disputed wage claim that Employee may have, that the consideration paid shall be deemed to be paid first in satisfaction of any disputed wage claim with the remainder sufficient to act as consideration for the release of claims set forth herein, and that Employee has not earned and is not entitled to receive any additional wages or other form of compensation from the Company.

       b.  COBRA.  The Company shall reimburse Employee for the payments Employee makes for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of Eighteen (18) months, provided that (i) Executive and Executive’s covered dependents timely elect, pay, and remain eligible for continued coverage under COBRA and (ii) such COBRA Premium Reimbursement does not result in excise tax penalties for the Company under applicable laws (including, without limitation, Section 2716 of the Public Health Service Act).  In the event the condition set forth in part (ii) of the preceding sentence is triggered, Company shall pay Executive each month, in lieu of the COBRA Premium Reimbursement, an amount equal to 125% of the amount that would have been payable to Executive per month for the COBRA Premium Reimbursement for the remainder of the eighteen (18) month period as set forth herein.  Any COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage.

2. Stock.  The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Employee will be considered to have vested only up to the Separation Date.  Employee acknowledges that as of the Separation Date, Employee will have vested in [Click And Type Number] options and no more.  The exercise of Employee’s vested options and shares shall continue to be governed by the terms and conditions of the Company’s Stock Agreements.  The Parties further agree that for purposes of determining the number of shares of the Company’s common stock that have been released from the Company’s Repurchase Option under the Stock Agreements, the Employee shall be considered to have vested in, and the Company’s Repurchase Option shall be considered to have been terminated as to, [Click And Type Number Or Percentage] of the total shares purchased by the Employee pursuant to the Restricted Stock Purchase Agreement.  The Repurchase Option shall continue to exist with respect to the remaining [Click And Type Number Or Percentage]of the total shares purchased by the Employee pursuant to the Restricted Stock Purchase Agreement.  All shares, including those no longer subject to the Repurchase Option, shall continue to be subject to all other terms of the Stock Agreements.

3. Benefits.  Employee’s health insurance benefits shall cease on the last day of [Click And Type Month] 2013, subject to Employee’s right to continue his health insurance under COBRA.  Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4. Payment of Salary and Receipt of All Benefits.  Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

5. Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.           any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.           any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.           any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.           any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e.           any and all claims for violation of the federal or any state constitution;

f.           any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.           any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.           any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement.  This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company).  Notwithstanding the foregoing, Employee acknowledges that any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Paragraph 18, except as required by applicable law.  Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.  Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.  Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date.  The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7. California Civil Code Section 1542.  Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Application for Employment.  Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.  Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

10. Confidentiality.  Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”).  Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.  Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence.  The Parties agree that if the Company proves that Employee breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Employee from his obligations hereunder, nor permit him to make additional disclosures.  Employee warrants that he has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

11. Trade Secrets and Confidential Information/Company Property.  Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees.  Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

12. No Cooperation.  Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement.  Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

13. Nondisparagement.  Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.  Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

14. Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

15. No Admission of Liability.  Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16. Nonsolicitation.  Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

17. Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18. ARBITRATION.  THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN DIEGO COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”).  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19. Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement.  Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.  Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

20. Section 409A.  It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A.  Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  Payments under Section 1 of this Agreement will be made no later than March 15, 2014.  The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A.  In no event will the Company reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

21. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22. No Representations.  Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23. Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24. Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25. Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements, except as modified herein.

26. No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

27. Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.  Employee consents to personal and exclusive jurisdiction and venue in the State of California.

28. Effective Date.  Employee understands that this Agreement shall be null and void if not executed by him within twenty one (21) days.   Each Party has seven (7) days after that Party signs this Agreement to revoke it.  This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29. Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement.  Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees.  Employee acknowledges that:

(a)           he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)           he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

TODD P. CLYDE, an individual

Dated: ________________, 2013	________________________________________
Todd P. Clyde

DIGIRAD CORPORATION

Dated: ________________, 2013	By _______________________________________
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